Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 28, 2022 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of CC Neuberger Principal Holdings II. We also consent the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
September 26, 2022